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                                    CONSENT

         Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (hereinafter "Houlihan Lokey") hereby consents to the use of the two Houlihan Lokey opinions dated May 6, 1999 addressed to the board of directors of the Avatex Corporation and relating to certain fairness and solvency issues as exhibits to the Proxy Statement/ Prospectus to be filed by Avatex Corporation with the Securities and Exchange Commission on Form S-4 and consents to the use of its name in the aforesaid Proxy Statement/ Prospectus. This consent is not to be construed as an admission that Houlihan Lokey is a person whose consent is required to be filed with the aforesaid Proxy Statement/ Prospectus under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder, or an admission that Houlihan Lokey is an expert with respect to any matter set forth in either of the aforesaid opinions.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of October, 1999.


                          Houlihan Lokey Howard & Zukin Financial Advisors, Inc.


                          By: /s/ Robert Kipps